POWER OF ATTORNEY

We, the undersigned Trustees and officers of the Trusts listed on Schedule A hereto, hereby severally constitute and appoint Barbara M. Baumann, Jonathan S. Horwitz, Michael J. Higgins, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of the Trusts listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

[Signature page follows]

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ Barbara Baumann Barbara Baumann	Chair, Board of Trustees	May 21, 2026

/s/ Robert L. Reynolds Robert L. Reynolds	President and Trustee	May 21, 2026

/s/ Jonathan S. Horwitz Jonathan S. Horwitz	Executive Vice President, Principal Executive Officer and Compliance Liaison	May 21, 2026

/s/ Michael J. Higgins Michael J. Higgins	Vice President, Treasurer, and Clerk	May 21, 2026

/s/ Jeffrey W. White Jeffrey W. White	Vice President, Principal Financial Officer, Principal Accounting Officer and Assistant Treasurer	June 2, 2026

/s/ Liaquat Ahamed Liaquat Ahamed	Trustee	May 21, 2026

/s/ Jonathan de St. Paer Jonathan de St. Paer	Trustee	May 21, 2026

/s/ Katinka Domotorffy Katinka Domotorffy	Trustee	May 21, 2026

/s/ Catharine Bond Hill Catharine Bond Hill	Trustee	May 21, 2026

/s/ Gregory G. McGreevey Gregory G. McGreevey	Trustee	June 2, 2026

_/s/ Jennifer Williams Murphy Jennifer Williams Murphy	Trustee	May 21, 2026

/s/ Marie Pillai Marie Pillai	Trustee	May 21, 2026

/s/ George Putnam III George Putnam III	Trustee	May 21, 2026

/s/ Warren Lowell Putnam Warren Lowell Putnam	Trustee	May 21, 2026

/s/ Manoj P. Singh Manoj P. Singh	Trustee	May 21, 2026

/s/ Mona K. Sutphen Mona K. Sutphen	Trustee	May 21, 2026

/s/ Kenneth Yutaka Tanji Kenneth Yutaka Tanji	Trustee	May 21, 2026

/s/ Jane E. Trust Jane E. Trust	Trustee	May 21, 2026

Schedule A

1.	Registration Statement of Putnam Diversified Income Trust on Form N-14 relating to the proposed merger of Putnam Global Income Trust with and into Putnam Diversified Income Trust.

2.	Registration Statement of Putnam ETF Trust on Form N-14 relating to the proposed merger of Putnam Income Fund with and into Franklin Core Plus ETF.

3.	Registration Statement of Putnam ETF Trust on Form N-14 relating to the proposed merger of Putnam Mortgage Opportunities Fund with and into Franklin Multisector Bond ETF.

4.	Registration Statement of Putnam ETF Trust on Form N-14 relating to the proposed merger of Putnam Mortgage Securities Fund with and into Franklin Securitized ETF.

5.	Registration Statement of Putnam ETF Trust on Form N-14 relating to the proposed merger of Putnam Short Duration Bond Fund with and into Franklin Short Term Bond ETF.

6.	Registration Statement of Putnam Investment Funds on Form N-14 relating to the proposed merger of Putnam Sustainable Future Fund with and into Putnam U.S. Research Fund.

7.	Registration Statement of Putnam Variable Trust on Form N-14 relating to the proposed merger of Putnam VT Sustainable Future Fund with and into Putnam VT U.S. Research Fund.